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                                                                     Exhibit 4

                                    LOAN AGREEMENT


     THIS LOAN AGREEMENT (the "Agreement") is made and entered into this 9th day of March, 1998, by and among LaSALLE NATIONAL BANK, a national banking association (the "Lender"), and ROHN INDUSTRIES, INC., a Delaware corporation ("Borrower").

     THE PARTIES HERETO agree as follows:

                              ARTICLE ONE.  DEFINITIONS

     SECTION 1.1. DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement or any Exhibit hereto, the following terms shall have the following meanings:

     (A) "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account Receivable.

     (B) "ACCOUNTS RECEIVABLE" shall mean any and all accounts (as such term is defined in the UCC) of Borrower and each and every right of Borrower to: (i) the payment of money; or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, whether such right now exists or hereafter arises, whether such right arises out of a sale, lease or other disposition of inventory, or out of a rendering of services, or any other transaction or event, whether such right is created, generated or earned by Borrower or by some other Person who subsequently transfers its interest to Borrower, whether such right is or is not already earned by performance, and howsoever such right maybe evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any Account Debtor or other Person obligated to make any such payment or against any property of such Account Debtor or other Person.

     (C) "AFFILIATE" shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, at least a 5% interest in any other Person, or which is controlled by or is under common control with any other Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise.

     (D) "CODE" shall mean the Internal Revenue Code of 1986, along with the regulations issued pursuant thereto, as amended from time to time.

     (E) "DOCUMENTS" shall mean this Agreement, the Revolving Note, and any other instrument or document required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

     (F) "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, rules, regulations, ordinances, orders and consent decrees relating to environmental matters, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental


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Response, Compensation and Liability Act of 1980, the Toxic Substances
Control Act, the Clean Water Act, the Clean Air Act, and the Superfund Amendments and Reauthorization Act of 1986, State and Federal Superlien and Environmental Cleanup Programs and Laws, and U.S. Department of
Transportation Regulations.

     (G) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, along with the regulations issued pursuant thereto, as amended from time to time.

     (H) "EVENT OF DEFAULT" or "EVENTS OF DEFAULT" shall have the meaning set forth in Section 7.1 of this Agreement.

     (I) "LIABILITIES" shall mean all liabilities, indebtedness and obligations of Borrower to Lender, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, without limitation, all liabilities, indebtedness and obligations of Borrower to the Lender pursuant to any letter of credit, any standby letter of credit or any of the Documents, and reasonable outside attorneys' and paralegals' fees or charges relating to the preparation of the Documents and the enforcement of Lender's rights, remedies, powers and security interests under this Agreement, including, without limitation, the drafting of any documents in the preparation and enforcement of the Loans.

     (J) "LOANS" shall mean collectively, the Revolving Loans and each Letter of Credit.

     (K) "NET WORTH" shall mean the Borrower's total amount of issued and outstanding capital stock, plus paid in capital and retained earnings, less treasury stock, all as defined by generally accepted accounting principles.

     (L)  "NOTE" shall mean the Revolving Note.

     (M) "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

     (N) "PRIME RATE" shall mean, as of the date of any determination, the rate per annum then most recently announced publicly by the Lender as its prime rate of interest in Chicago, Illinois. The Prime Rate is the interest rate charged by the Lender on commercial loans to a substantial number of the Lender's good business customers, but it is not necessarily the Lender's lowest interest rate charged to any customer. The Prime Rate is subject to change by the Lender without notice of any kind.

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     (O)  "REVOLVING LOAN" or "REVOLVING LOANS" shall mean the loans being made by the Lender on a revolving basis pursuant to Section 2.1 of this Agreement.

     (P) "REVOLVING NOTE" shall mean the revolving note given to the Lender by Borrower pursuant to Section 2.3 of this Agreement.

     (Q) "TANGIBLE NET WORTH" shall mean Borrower's Net Worth minus the aggregate amount of any asset that would be treated as an intangible under generally accepted accounting principles.

     (R) "UCC" shall mean the Uniform Commercial Code as enacted and amended in the State of Illinois.

     SECTION 1.2. OTHER TERMS. Accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles. Terms used in this Agreement that are defined in the UCC, shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

                                ARTICLE TWO.  LOANS

     SECTION 2.1.  LOAN AMOUNT.

     (A) Subject to the terms and conditions of this Agreement, on the date upon which all of the terms and conditions of the Documents have been met or fulfilled to Lender's satisfaction (the "Closing Date"), Lender agrees to make loans to Borrower on a revolving basis (such loans being herein called individually, a "Revolving Loan," and collectively, the "Revolving Loans") from time to time in such amounts as Borrower may from time to time request up to an aggregate amount outstanding of $15,000,000.00; provided, however, that: (i) each borrowing by Borrower hereunder with respect to any Revolving Loan shall be in the aggregate principal amount of at least $10,000.00; (ii) Lender's commitment to make Revolving Loans shall remain in effect for a 364 day period to and including March 8, 1999 (the "Revolver Termination Date"); (iii) notwithstanding any provision herein to the contrary (1) upon the occurrence and continuance of any Event of Default, and in each such event, the Lender may, in its sole discretion, immediately cease to make Revolving Loans; and
(2) on the Revolver Termination Date, Borrower shall repay to the Lender all Revolving Loans, plus interest accrued to the date of payment; and (iv) for a period of at least 30 consecutive days at any time from the date hereof to the Revolver Termination Date, the amount of Revolving Loans outstanding shall be zero.

     (B) The Lender agrees to issue letters of credit (individually, a "Letter of Credit," and collectively, the "Letters of Credit") at the Borrower's request on a revolving basis from time to time; provided, however, that: (a) in no event shall total amount of Letters of Credit and Revolving Loans issued and outstanding exceed $15,000,000.00; (b) all Letters of Credit shall expire prior to the

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Revolver Termination Date; (c) Borrower shall immediately pay to Lender an amount equal to all amounts drawn on a Letter of Credit, without notice or demand by Lender, on the day such draw is paid by Lender; (d) all Letters of Credit shall be in form and substance and in favor of beneficiaries satisfactory to Lender; (e) no Letter of Credit shall be issued until Borrower executes a properly completed application and agreement for such Letter of Credit, in form satisfactory to Lender; (f) Borrower shall pay a nonrefundable fee to Lender for each Letter of Credit in an amount equal to the Letter of Credit amount multiplied by 75 basis points; and (g) no Letters of Credit shall be issued upon the occurrence and continuance of any Event of Default. Interest on any amount owed by Borrower to Lender pursuant to this
Section 2.1(B) shall be paid upon demand, and shall accrue at the Prime Rate. Upon the occurrence and continuance of an Event of Default, interest shall accrue and be payable of the Prime Rate plus 2%.

     SECTION 2.2. USE OF LOAN PROCEEDS. The proceeds of any borrowing by Borrower pursuant to the Loans shall be used by Borrower solely to refinance existing bank debt, provide working capital for joint venture investments, and provide ongoing working capital support in the form of direct borrowings and standby and trade letters of credit.

     SECTION 2.3. REVOLVING NOTE. The Revolving Loans shall be evidenced by a promissory note (herein called the "Revolving Note") in the form attached hereto, and made a part hereof, as Exhibit 2.3, dated the date first above written, payable to the order of Lender, in the principal amount of $15,000,000.00. The date and amount of each Revolving Loan made by Lender and of each repayment of principal thereon received by Lender shall be recorded by Lender in its records and the aggregate unpaid principal amount shown on such records shall be rebuttable, presumptive evidence of the principal owing and unpaid on such Revolving Note. The failure to record any such amount on such records shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon. The unpaid principal amount from time to time outstanding on the Revolving Note shall, at Borrower's choice, bear interest at either: (a) the Prime Rate, adjusted as of each change of the Prime Rate (each Revolving Loan bearing interest at such rate a "Prime Rate Loan"); or (b) provided that an Event of Default has not occurred and is not continuing, a rate per annum that shall be 75 basis points in excess of the per annum rate of interest at which U.S. dollar deposits of an amount comparable to the amount of the Revolving Loan and for a period equal to the relevant Interest Period (as hereinafter defined) are offered generally to Lender (rounded upward if necessary, to the nearest 1/16 of 1.0%) in the London Interbank Eurodollar market at 10:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period ("LIBOR" and each Revolving Loan bearing interest at such rate a "LIBOR Loan"), such rate to remain fixed for such Interest Period. "Interest Period" shall mean 30, 60, 90, or 180 day periods as selected from time to time by the Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than two Business Days prior to the first day of each respective Interest Period commencing on the date hereof; provided that: (i) each such Interest Period may be continued upon its expiration by Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than two Business Days prior to the expiration thereof, which notice shall specify that such Interest Period shall continue for a one-month, two month or three month

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period; (ii) the final Interest Period shall be such that its expiration occurs on or before the stated maturity date hereof; (iii) if for any reason the Borrower shall fail to select time a period, then interest on such LIBOR Loan shall accrue and be payable at the Prime Rate; and (iv) each such LIBOR Loan shall be in an amount of at least $500,000.00, and shall be in $100,000.00 increments. "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in London, England, and Chicago, Illinois, are required or permitted by law to close.

     Lender's determination of LIBOR as provided above shall be conclusive, absent manifest error. Further, if Lender determines in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that: (a) U.S. dollar deposits of sufficient amount and maturity for funding the Revolving Loan are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business; or (b) by reason of circumstances that affect the London Interbank Eurodollar market, adequate and fair means do not exist to ascertain the rate of interest to be applicable to the Revolving Loan, Lender may, at its sole and absolute option, promptly notify the Borrower that interest on the Revolving Loan shall be determined using the Prime Rate.

     If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office (a "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain the Revolving Loan evidenced hereby, then Lender may, at its sole and absolute option, promptly notify the Borrower that interest on the Revolving Loan shall be determined using the Prime Rate. If, for any reason, the Revolving Loan is paid prior to the last Business Day of any Interest Period, the Borrower agrees to indemnify Lender against any loss, including any loss on redeployment of the funds repaid, cost or expense incurred by Lender as a result of such prepayment. If any Regulatory Change, whether or not having the force of law, shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (b) subject Lender or the Revolving Loan to any tax, duty, charge, stamp tax, or fee or change the basis of taxation of payments to Lender of principal or interest due from the Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (c) impose on Lender any other condition regarding the Revolving Loan or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive absent manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the Revolving Loan or to reduce the amount of principal and interest received by Lender hereunder, then the Borrower shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender for such increased costs or reduced amount.

     Notwithstanding any provision in this Section 2.3 to the contrary, upon the occurrence and continuance of an Event of Default, the Revolving Note shall bear interest at a rate 2% in excess of the rate on Prime Rate Loans. The accrued interest on: (i) Prime Rate Loans shall be payable

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monthly on the first day of each month commencing with the first day of the month while such Prime Rate Loan is outstanding; and (ii) LIBOR Loans shall be payable the earlier to occur of 90 days or the maturity thereof; and in all events on the basis of a year that consists of 360 days.

     SECTION 2.4. OPTIONAL PREPAYMENT. Borrower may from time to time, prepay the Note in whole or in any part. Prepayments of LIBOR Loans shall be made only with payment of a penalty; provided, however, any partial prepayment shall be:
(a) applied to the unpaid installments thereof in the inverse order of maturity; and (b) accompanied by accrued interest to the date of prepayment on the principal amount being prepaid.

                    ARTICLE THREE.  NEGATIVE PLEDGE AND CONVEYANCE

     Borrower agrees that it will at all times neither: (a) sell, transfer, convey, assign, hypothecate or dispose, whether by gift or otherwise, unless such is made on an arm's length basis for fair market value; nor (b) create or permit to exist any mortgage, pledge, title retention lien, or any other lien, encumbrance or security interest, in and to its assets and properties, except as provided in Article 4(E) and Section 5.1(E) hereof, whether such assets and properties are now owned or existing, or hereafter existing or acquired. Further, Borrower agrees not to grant a negative pledge obligation similar to that provided in this Article Three to any individual or entity whatsoever, other than to Lender as herein provided.

                    ARTICLE FOUR.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that as of the date hereof:

     (A) ORGANIZATION, ETC. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing or has applied for qualification as foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties such qualification is required.

     (B) AUTHORIZATION; NO CONFLICT. The execution and delivery of the Documents are all within its corporate powers and have been duly authorized by all necessary action. Borrower has, or by the time of the execution and delivery of the Documents shall have, received all necessary governmental or regulatory approval for the execution and delivery of the Documents (if any shall be required), and said execution and delivery does not and will not contravene or conflict with any provision of: (i) law, rule, regulation or ordinance; (ii) its articles of incorporation or by-laws; or (iii) any agreement binding upon it or any of its properties, as the case may be.

     (C) VALIDITY AND BINDING NATURE. The Documents are the legal, valid and binding obligations of it, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and except as the availability of

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specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (D) TITLE TO ASSETS. Except as set forth in Section (E) of this Article Four, it has good and marketable title to all its assets free and clear of all:
(i) liens, encumbrances, security interests or mortgages; (ii) zoning, building, fire, health or environmental code violations of any governmental authority; and
(iii) violations of any covenants, conditions or restrictions of record.

     (E) LIENS. None of its assets are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except: (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established;
(ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and for which adequate reserves have been established, but not involving any deposits, advances or borrowed money or the deferred purchase price of property or services; and (iii) liens specifically permitted pursuant to this Agreement, which are set forth on Exhibit 4(E), attached hereto and made a part hereof.

     (F) FINANCIAL STATEMENTS. Its financial statement dated December 31, 1997, and for the fiscal year then ended, and unaudited and unreviewed financial statement dated January 31, 1998 (the "Last Statement Date"), and for the fiscal period then ended, copies of which have been previously delivered to Lender, have been prepared on a basis and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year are true and correct, and fairly present its consolidated financial condition on such dates and the results of its operations for the periods then ended, and since the Last Statement Date there has been no material adverse change in such financial condition or operations.

     (G) LITIGATION. No litigation (including, without limitation, derivative actions), arbitration proceedings, administrative proceedings or governmental proceedings are pending or threatened against it which would, if adversely determined, materially and adversely affect its financial condition or continued operations, except: (i) for litigation for which it is fully insured against any loss; and (ii) as set forth on Exhibit 4(G) attached hereto and made a part hereof, including estimates of the dollar amounts involved. Except for any liability incident to such litigation or proceeding, it has no contingent liabilities.

     (H) NO VIOLATIONS OF LAWS. It is not in material violation of any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body, and it has not received any notice, letter or other communication that concerns such.

     (I) BURDENSOME OBLIGATIONS. Except for indentures, agreements, leases, contracts, deeds or other instruments entered into in the ordinary course of business that are not otherwise precluded or prohibited pursuant to the Documents, it is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything

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which would materially and adversely affect or impair its business, assets, operations, properties, prospects or condition, financial or otherwise.

     (J) TAXES. Except as set forth on Exhibit 4(J) attached hereto and made a part hereof: (i) federal, state and local tax returns, reports and statements (including, without limitation, for personal property taxes), required to be filed by it which, if not so filed, could have an adverse affect on its business, operations, assets, properties, prospects or condition, financial or otherwise, have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports or statements are required to be filed, and all taxes due and payable by it have been timely paid; (ii) it has neither given nor been requested to give a waiver of any statute of limitations relating to the payment of federal, state or local taxes; and (iii) periodic payments of sales and use taxes required by any applicable state or local law, statute, ordinance, rule or regulation have been made by it.

     (K) NO DEFAULT OR EVENT OF DEFAULT. Except as described on Exhibit 4(K) attached hereto and made a part hereof, there exists no event or condition under any mortgage, indenture, lease, contract, agreement, instrument, judgment, decree or order to which it is a party or may be subject, or by which it or any of its properties may be bound, which constitutes a material default or an Event of Default thereunder, or will, with the passage of time, constitute a material default or event of default thereunder, which has any reasonable likelihood of resulting in an adverse change in its business, assets, operations, properties, prospects or condition, financial or otherwise.

     (L) EMPLOYEE BENEFIT PLANS. Each employee benefit plan, if any (as defined in Section 3(3) of ERISA), maintained by Borrower is described on Exhibit 4(L) attached hereto, complies in all material respects with all applicable requirements of law and regulations and: (i) no Reportable Event (as defined in Section 4043 of ERISA) for which the report has not been waived by regulation has occurred with respect to any such plan; (ii) no steps have been taken to terminate any such plan; (iii) no accumulated funding deficiency (as defined in Section 412(a) of the Code) exists with respect to any such plan, whether or not waived; (iv) no transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan which could result in liability to it; and (v) each such plan which is a stock bonus, pension or profit sharing plan described in Section 401(a) of the Code has been determined by the Internal Revenue Service to meet the requirements for qualification under
Section 401(a) of the Code, and each such plan meets the requirements for qualification under Section 401(a) of the Code, and each trust established to fund any such plan meets all requirements for tax exemption under Section 501(a) of the Code, except for amendments to such plans required to comply with new legislation and any other laws, regulations or rulings, including Section 401(a) and 501(a) of the Code, and with respect to which the remedial amendment period provided in Section 401(b) of the Code has not yet expired, which amendments will be adopted in a timely manner or such plan will be terminated. It has not withdrawn or initiated any steps to withdraw from any multi-employer pension plan (as defined in Section 3(37) of ERISA) contributed to by it.

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     (M)  FEDERAL LAWS AND REGULATIONS.  It is not: (i) an "investment company"
or a company "controlled", whether directly or indirectly, by an "investment company", within the meaning of the Investment Company Act of 1940, as amended;
(ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

     (N)  FISCAL YEAR.  Its fiscal year ends on December 31 of each year.

     (O) OPERATION. It has obtained all required permits, certificates, licenses, approvals and other authorizations from governmental agencies and entities (whether federal, state or local) necessary to carry on its operation.

     (P) GENUINENESS OF ACCOUNTS RECEIVABLE. All the Accounts Receivable are genuine and were incurred in the ordinary course of business and are not in default.

     (Q) OFFICERS OF BORROWER. Each Person listed on Exhibit 4(Q), attached hereto and made a part hereof, holds the respective office or offices in it set forth next to his or her name on such Exhibit.

     (R) INSURANCE. Borrower's insurance policies described on Exhibit 4(R), attached hereto and made a part hereof, which Exhibit summarizes the property and casualty insurance program carried by Borrower, are complete and accurate.
Exhibit 4(R) includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurers, exclusions, deductibles and self-insured retention and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Borrower or imposed upon the Borrower by such insurer. this summary also includes any self-insurance program that is in effect.

     (S) SOLVENCY. Borrower is now and, after giving effect to the Loans to be made hereunder, and the pledges to be made pursuant to the Documents will be, solvent in that it: (i) owns property whose fair saleable value is greater than the amounts required to pay all of its debts, liabilities, and obligations, including contingent debts; (ii) is able to pay all of its indebtedness as such indebtedness matures; and (iii) has sufficient capital to carry on its business and transactions and all business and transactions in which it is about to engage.

                               ARTICLE FIVE.  COVENANTS

     SECTION 5.1. BORROWER. Until all the Liabilities are paid in full, or unless otherwise agreed to by Lender in writing, Borrower covenants and agrees that:

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     (A)  FINANCIAL STATEMENTS AND CERTIFICATES.  It will furnish to Lender: (i)
within 120 days after the close of each its fiscal years, a copy of its annual audited report prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles, duly audited by certified public accountants of recognized standing selected by it and approved by Lender, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default that has occurred and is continuing, or if they have become aware of any such event, describing it and the steps, if any taken or being taken to cure it; (ii) within 30 days after the close of each calendar month, a copy of its unaudited internal financial statements on a consolidated and consolidating basis; (iii) within 30 days after the close of each calendar quarter, a certificate signed by an officer of the Borrower certifying that except as described therein, (1) no Event of Default has occurred and is continuing, (2) no litigation, arbitration proceeding or governmental or regulatory proceeding has been instituted or adversely determined, or is threatened which is materially adverse to it on a consolidated basis, all as of the date of such certificate, and (3) that Borrower is in compliance with the terms and financial covenants of this Loan Agreement; (iv) copies of all publicly released or filed statements or documents including, without limitation, 10-K reports, 10-Q reports, press releases and financial statements; (v) annual business plan including forecast and projections; and (vi) such other information as Lender from time to time reasonably requests.

     (B) BOOKS, RECORDS AND INSPECTIONS. It will: (i) maintain complete and accurate books and records; (ii) permit reasonable access by Lender to its books and records; and (iii) permit Lender, upon reasonable notice, to inspect its properties, whether real or personal, and operations.

     (C) INSURANCE. It will maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated, and as are reasonably acceptable to Lender.

     (D) TAXES AND LIABILITIES. It will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established.

     (E) LIENS. It will not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired, except: (i) liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established;
(ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established and not involving any advances or borrowed money or the deferred purchase price of property or services; and (iii) those described in Article 4(E) of this Agreement.

     (F) GUARANTIES, LOANS OR ADVANCES. It will not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods, services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

     (G) MERGERS, CONSOLIDATIONS AND SALES. It will not sell, transfer, convey or lease all or any material part of its assets or business, or sell or assign, with or without recourse, any Accounts Receivable, except with Lender's prior written consent.

     (H) SELF-DEALING. It will not purchase, acquire or lease any property from, or sell, transfer or lease any property to: (a) any Affiliate; or (b) any officer, director or shareholder of it or any Affiliate, except on terms reasonably comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties.

     (I) VIOLATION OF LAW. It will not materially violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body, including, without limitation, Environmental Laws, and maintain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would materially and adversely effect its business, profits, properties or financial condition.

     (J) UNCONDITIONAL PURCHASE OBLIGATIONS. It will neither enter into nor be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

     (K) MAINTENANCE OF BUSINESS. It will preserve its corporate existences in the jurisdictions of establishment as may be required by law, and will provide written notice to Lender of material changes in its business operations.

     (L) EMPLOYEE BENEFIT PLANS. It will maintain each employee benefit plan as to which it may have any liability in compliance with all applicable requirements of law and regulations, and will not cause or permit any event to occur, or fail to take any action required, which would result in a violation of any of the representations set forth in Section 4(L) of this Agreement as of any date during the terms of this Agreement that would cause an adverse effect on its financial condition.

     (M) LIMITATIONS ON NEW PENSION PLANS. It will neither establish any new employee pension benefit plan, agree to contribute to any multi-employer plan (other than contributions to any such plan in existence as of the date hereof) as defined in Section 3(37) of ERISA nor amend any existing employee pension benefit plan in a manner which would materially increase its obligation to contribute to such plan.

     (N) USE OF PROCEEDS. It will not permit any proceeds of the Loans to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     (O) GOOD TITLE. It will shall at all times maintain good and marketable title to all of its assets.

     (P) OFFICERS OF BORROWER. Borrower shall provide written notice to Lender of changes in its officers from those listed on Exhibit 4(Q).

     (Q) CERTIFICATION. All reports, certificates, schedules, notices and financial information submitted by Borrower to Lender pursuant to this Agreement shall be certified as materially correct by a proper accounting officer of Borrower.

     (R) ASSET LOCATIONS; MATERIAL ADVERSE CHANGE. It shall give Lender prompt written notice of: (i) the location of any assets at any place other than the locations previously disclosed to Lender; and (ii) any event, occurrence or other matter which has resulted or may result in a material adverse change in its financial condition or business operations.

     (S) NO DEFAULT OR EVENT OF DEFAULT. Except as described on Exhibit 4(K) attached hereto, it shall not permit to exist any event or condition under any mortgage, indenture, lease, contract, agreement, instrument, judgment, decree or order to which it is a party or may be subject, or by which it or any of its properties may be bound, which constitutes a material default or an event of default thereunder, or will, with the passage of time, constitute a material default or event of default thereunder, and which Borrower reasonably believes will result in a material adverse change in its business, assets, operations, properties, prospects or financial condition.

     (T) MAXIMUM LEVERAGE. Borrower, on a consolidated basis, shall not cause, suffer or permit the ratio of (i) its liabilities, to (ii) its Tangible Net Worth, to be greater than 1.65 to 1.0.

     (U) NET WORTH. Borrower, on a consolidated basis, shall not cause, suffer or permit its Net Worth (including adjustments for transactions with Affiliates) to be less than $50,000,000.00 at any time.

     (V) MINIMUM FIXED CHARGE COVERAGE. Borrower, on a consolidated basis, shall not cause, suffer or permit the ratio of (i) its earnings from operations before interest, income taxes, depreciation, and amortization, to (ii) interest expense on all its liabilities, indebtedness and obligations, to be less than
5.00 to 1.0.

     (W) MAXIMUM FUNDED DEBT COVERAGE. Borrower, on a consolidated basis, shall not cause, suffer or permit the ratio of (i) the Loans, to (ii) its earnings from operations before interest, income taxes, depreciation and amortization, to be greater than 1.00 to 1.00.

     (X) PRIMARY BANKING RELATIONSHIP AND ADDITIONAL BANK DEBT. Borrower shall utilize Lender as its primary treasury management bank to all receipts, disbursements and related services, and Borrower shall be liable for all fees, costs and expenses customarily charged by Lender in connection with such relationship and accounts. Further, Borrower may not incur or obtain any liability or debt from another lending institution without Lender's prior written consent.

     (Y) NONUSAGE. Borrower shall pay to Lender a nonrefundable nonusage fee in the amount of 25 basis points multiplied by the average unused portion of the Loans, payable quarterly in arrears. Such fee shall be prorated for any partial year that the Loans are outstanding.

                   ARTICLE SIX.  CONDITIONS PRECEDENT

     SECTION 6.1. CONDITIONS PRECEDENT TO THE LOANS. Lender's obligation to make the Loans, including, without limitation, its obligation to make the Revolving Loans and issue Letters of Credit from time to time, are subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of each and every such extension of credit:

     (A) DELIVERY OF DOCUMENTS. Lender shall have received each of the following, in form and substance satisfactory to Lender and its counsel:

          (i) Certified copies of all corporate actions taken and consents made by Borrower to authorize the obtaining of credit by Borrower pursuant to this Agreement, the Revolving Loans, the Letters of Credit and the transactions otherwise provided for or contemplated under this Agreement and the execution and delivery of, and performance in accordance with the respective terms of, the Documents;

          (ii) Certificates of the Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Documents, together with a sample of the true signature of each such officer. Lender may conclusively rely on such certificates until formally advised by a like certificate of any changes therein;

          (iii) Certificates of insurance and loss payable clauses covering Borrower's assets that meet the requirements of this Agreement;

          (iv)   The Revolving Note duly executed;

          (v) Certified copies of all documents evidencing any and all required consents and governmental or regulatory approvals, if any, with respect to the Documents;

          (vi) Certified copies of the Articles of Incorporation and By-laws of Borrower, as restated or amended as to the date of this Agreement;

          (vii) Certificates of good standing for Borrower from the appropriate governmental authority in the jurisdiction of its incorporation, in the principal places in which Borrower conducts business; and

          (viii) Such other instruments or documents as Lender may reasonably request.

     (B) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing, may occur with the giving of notice, the passage of time, or both, or shall result from the making of any Loan;

     (C) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article Four of this Agreement shall be true and correct as of the making of any Loan, with the same effect as though made on such dates; and

     (D) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Borrower's business or Borrower's financial condition from the most recent financial statement submitted by it to Lender.

                   ARTICLE SEVEN.  EVENTS OF DEFAULT

     SECTION 7.1. EVENTS OF DEFAULT. Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

     (A) Borrower shall default in the payment when due of any amount due and owing by Borrower to Lender under the Revolving Note or Letters of Credit; or

     (B) Except for and other than the Event of Default set forth in Section 7.1(A) of this Agreement, Borrower shall default in the payment of any other amount owing by Borrower to Lender pursuant to the Documents or pursuant to any other agreement, note, instrument or guarantee between Borrower and Lender, and said default shall continue unremedied for five days after written notice thereof from Lender to Borrower; or

     (C) Any representation or warranty made by Borrower contained in the Documents shall at any time prove to have been incorrect in any material respect when made; or

     (D) Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under the Documents (not constituting an Event of Default under any other clause of this Section 7.1 of this Agreement) and such default shall continue unremedied for five days after written notice thereof shall have been given by Lender to Borrower; or

     (E) Either: (i) the Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower, or Borrower makes an assignment for the benefit of creditors; provided, however, that no Event of Default shall exist pursuant to this Subsection E, Clause (i) due to an involuntary bankruptcy case, proceeding or petition filed against Borrower unless such involuntary case, proceeding or petition shall not have been dismissed or withdrawn within 60 days after the date of such involuntary filing; or (ii) corporate or other action shall be taken by Borrower for the purpose of effectuating any of the foregoing; or

     (F) If notice is given that Borrower's assets are subject to levy, attachment, seizure or confiscation uninsured loss; or

     (G) There shall occur any uninsured loss, theft, damage to or destruction of Borrower's assets; provided, however, that the deductible amount on any insurance policy currently in effect on such assets shall not be considered an uninsured loss pursuant to this Subsection G; or

     (H) Borrower shall be dissolved, whether voluntarily or involuntarily, and Borrower has not taken all actions required to become reinstated; or

     (I) Subject to any applicable cure period, (i) an event of default or events of default (howsoever designated) as defined in any note, security agreement, mortgage, indenture, loan agreement, agreement, document or instrument pursuant to which there may be issued, secured or evidenced any indebtedness for money borrowed by Borrower, whether such indebtedness now exists or shall hereafter be created, shall occur; (ii) any event shall occur which would permit such indebtedness to be declared due and payable prior to its date of maturing or due dates; or (iii) Borrower shall default in the payment when due of any principal of or interest on any indebtedness for money borrowed or guaranteed by Borrower; or (iv) Borrower shall default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, Borrower with respect to any purchase or lease of any real or personal property or services, or the purchase of stock or other interest in any Person; or

     (J) There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly effects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any governmental license or permit now held or hereafter acquired by Borrower which is necessary for the continued or lawful operation of its business (and which has not been reinstated within 90 days of such loss or revocation); or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or

     (K) Borrower fails to meet its minimum funding requirements under ERISA, with respect to any of its plans subject thereto; or

     (L) There shall have occurred any material adverse change in the business or financial condition of Borrower; or

     (M) Except for the lawsuit described on Exhibit 4(G) hereof, there shall be entered against the Borrower one or more judgment or decree which shall cause the aggregate amount of judgments and decrees at any one time outstanding against the Borrower to exceed $100,000, excluding those judgments or decrees:
(i) that shall have been outstanding less than 30 calendar days from the entry thereof; (ii) for which an appeal has been taken in good faith by appropriate proceedings to the extent adequate reserves have been established therefor; or
(iii) for and to the extent which the Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which Borrower is otherwise indemnified if the terms of such indemnification are satisfactory to Lender; or

     (N) Lender, in good faith, deems itself reasonably insecure for any reason whatsoever.

                        ARTICLE EIGHT.  REMEDIES

     SECTION 8.1. REMEDIES UPON DEFAULT. In addition to Lender's rights under applicable law, upon the occurrence and continuance of any Event of Default, and the expiration of any applicable cure period, and in every such event:

     (A) Notwithstanding anything to the contrary in the Documents, Lender may, in its sole and arbitrary discretion, declare the principal of and interest on the Revolving Loans and the Revolving Note, and all other amounts owed under the Documents, to be immediately due and payable (and Letters of Credit to be canceled) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

     (B) Lender may require Borrower to make its assets and the records pertaining thereto, available to Lender for inspection and audit by Lender at their then current location.

     SECTION 8.2. REMEDIES ARE SEVERABLE AND CUMULATIVE. All provisions contained herein pertaining to any remedy of Lender shall be and are severable and cumulative. Any notification required pursuant to this Article Eight or under applicable law shall be reasonably and properly given to Borrower at the address and by any of the methods of giving such notice as set forth in Section
9.3 of this Agreement, at least 5 days before taking any action.

                             ARTICLE NINE.  MISCELLANEOUS

     SECTION 9.1. NO WAIVER; MODIFICATIONS IN WRITING. Any failure or delay on the part of Lender in exercising any right, power or remedy pursuant to the Documents shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of or to any provision of the Documents, nor any consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender. Any waiver of any provision of the Documents and any consent to any departure by Borrower from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

     SECTION 9.2. SET-OFF. Lender shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities in such order of application as Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Borrower which is in transit to or in the possession, custody or control of Lender, or any agent or bailee of Lender.

     SECTION 9.3. NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing personally delivered or sent by First Class Mail, postage prepaid, or by facsimile machine, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent by facsimile machine (with proof of transmission) or three days after such notice is sent by mail to the intended recipient thereof in accordance with the provisions of this Section 9.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.3 of this Agreement, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

     If to Borrower:          ROHN Industries, Inc.
                              6718 West Plank Road
                              Box 2000
                              Peoria, Illinois 61656
                              Attention:  David V. LaRusso
                              Phone: 309.697.4400
                              Fax No.: 309.697.5612

     With copies to:
                              -----------------------------------

                              -----------------------------------

                              -----------------------------------

                              -----------------------------------

                         Phone:
                               ----------------------------------
                         Fax No.:
                                 --------------------------------

     If to Lender:            LaSalle National Bank
                              135 South LaSalle Street, Suite 302
                              Chicago, Illinois 60603
                              Attention: James J. Hess
                              Phone:  312.904.8130
                              Fax No.: 312.904.6242

     With a copy to:          Robert M. Mintz, Esq.
                              Fox and Grove, Chartered
                              311 South Wacker Drive, Suite 6200
                              Chicago, Illinois  60606
                              Phone:  312.876.0500
                              Fax No.:  312.362.0700

     SECTION 9.4. COSTS, EXPENSES AND TAXES. Borrower agrees to pay all fees plus out-of-pocket expenses of Lender (including, without limitation, field audit expenses and costs of outside consultants, appraisers, counsel and paralegals to Lender) in connection with the preparation, administration and enforcement of the Documents and the administration and enforcement of the Loans. If an Event of Default has occurred hereunder, Borrower shall pay any and all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of the Documents and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any action, suit or proceeding arising from any of the foregoing is brought against Lender, Borrower, to the extent and in the manner directed by Lender, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be subject to the approval of Lender). If Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any representation or warranty on the part of Borrower contained in this Agreement shall be breached, Lender may, in its sole and arbitrary discretion, after 10 days written notice is sent to Borrower, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by Lender shall be repayable to Lender by Borrower immediately upon Lender's demand therefor, with interest at the Prime Rate during the period from and including the date funds are so expended by Lender, to the date of repayment, and any such amounts due and owing Lender shall be an additional obligation of Borrower to Lender. The obligations of Borrower under this Section 9.4 shall survive the termination of this Agreement and the discharge of the other obligations of Borrower under the Documents. Any payment required to be made pursuant to this Agreement not paid within five days of the applicable due date shall be subject to a late charge which Borrower hereby agrees to pay equal to the lesser of: (a) 5% of the overdue amount; or (b) the maximum amount permitted by law.

     SECTION 9.5. COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those at the time in effect.

     SECTION 9.6. FURTHER ASSURANCES. Borrower agrees to do such further acts and things and to execute and deliver to Lender such additional agreements, documents and instruments as Lender may reasonably require or deem advisable to carry into effect the purposes of the Documents, or to better assure and confirm unto Lender its rights, powers and remedies under the Documents.

     SECTION 9.7. COUNTERPARTS. This Agreement executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together shall constitute but one and the same agreement.

     SECTION 9.8. BINDING EFFECTS; ASSIGNMENTS. This Agreement shall be binding upon, and inure to the benefit of Borrower and its successors and assigns. Borrower shall not assign any of its rights nor delegate any of its obligations under this Agreement without Lender's prior written consent and no such consent by Lender shall, in any event, relieve Borrower of any of its obligations under this Agreement. Lender may assign its rights hereunder.

     SECTION 9.9. HEADINGS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

     SECTION 9.10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior agreements and understandings, whether oral or written, related to the subject matter of the Agreement.

     SECTION 9.11. GOVERNING LAW. This Agreement shall be deemed to be a contract made under and for all purposes shall be construed in accordance with the internal laws, and not the choice of laws, of the State of Illinois.

     SECTION 9.12. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.13. CONFLICT. In the event of any conflict between this Agreement and any other instrument, document or agreement, including, but not limited to, the Note, or any other instrument or document required or contemplated hereunder or thereunder, the terms and provisions of this Agreement shall govern and control.

     SECTION 9.14. JURISDICTION; WAIVERS. BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY LENDER IN PARTIAL CONSIDERATION OF LENDER'S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. BORROWER CONSENTS TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN THE COUNTY OF COOK FOR SUCH PURPOSES AND THEY WAIVE ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE. LENDER AND BORROWER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOANS, THE DOCUMENTS OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

     SECTION 9.15. CAPITAL ADEQUACY INDEMNIFICATION. If Lender shall determine at any time after the date hereof that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then the Borrower shall pay to Lender upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement or under the Note, as will compensate Lender for such reduction. Determinations by Lender for purposes of this Section 9.15 of the additional amount or amounts required to compensate lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods. Lender represents that as of the date of this Agreement it is not aware of any claim it may have under this Section 9.15.

     SECTION 9.16. APPLICATION OF PAYMENTS. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by lender on account of any obligations owed by Borrower to Lender and Borrower agrees that Lender shall have the right to apply the proceeds of payments received by Lender to the obligations in any order or manner as Lender may deem advisable, including, without limitation, the continuing exclusive right to apply and reapply such proceeds and payments in any order or manner as lender may deem advisable.

     SECTION 9.17. INDEMNIFICATION. Except for any Indemnified Liabilities (as hereinafter defined) resulting from, arising out of, or relating to Lender's acts or omissions, and in consideration of the execution and delivery of the Documents by Lender and agreement of Lender to make the Loans hereunder, Borrower hereby agrees to indemnify, exonerate and hold Lender and each of its officers, directors, employees, attorneys and agents (collectively, the "Bank Parties"), free and harmless from any against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Bank Parties, or any of them, as a result of, or arising out of, or relating to: (a) any transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of any Revolving Loan; (b) the execution and delivery of the Documents by Borrower; (c) Borrower's possession, use, operation or control of any of its assets. If and to the extent that the foregoing undertakings may be unenforceable for any reason, Borrower jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations of Borrower under this Section 9.17 shall survive any termination of this Agreement.

     SECTION 9.18. ENVIRONMENTAL WARRANTY AND INDEMNITY. Borrower hereby represents and warrants to Lender that it, occupies the property(ies) more fully described on Exhibit 9.18 attached hereto and made a part hereof (collectively, the "Property"). Borrower hereby represents and warrants to Lender that collectively, no hazardous or toxic substances, within the meaning of any applicable statute or regulation, whether federal, state or local, are presently stored or otherwise located on the Property in violation of Environmental Laws. Borrower covenants and agrees with Lender that while any Liabilities are outstanding, all toxic substances within the definition of Environmental Laws, which may be used by any person for any purpose upon the Property, shall be used or stored thereon in accordance with all laws, regulations, and requirements for such storage promulgated by any governmental authority, and that the Property will not be used for the principal purpose of storing such substances.

     Borrower hereby agrees to give Lender immediate notice of any violation or suspected violation of any federal, state, or local statute, rule, or regulation dealing with the presence or suspected presence of any hazardous, toxic, or environmentally dangerous substances or condition affecting the Property. Borrower hereby unconditionally gives Lender the right, but not the obligation, and Lender does not so obligate itself, to undertake to contain and clean up releases of hazardous substances on the Property before the costs of doing so exceeds the value of the Property. Upon the written request of Lender to Borrower, Lender, its attorneys, employees, agents or other persons or entities designated by Lender, shall, from time to time and at any time, be allowed to enter upon the Property and conduct environmental examinations and environmental audits of the Property, all in form, manner and type as Lender may then require in its sole discretion. Borrower shall fully cooperate and make the Property, all improvements on the Property and the land which is the subject of the Property available to Lender at such times as Lender may request in order to conduct such environmental examinations and environmental audits.

     Borrower hereby indemnifies and saves Lender harmless of and from any and all loss, costs (including reasonable attorneys' fees), liability and damage whatsoever incurred by Lender, by reason of any violation by Borrower of any applicable statute, rule or regulation for the protection of the environment which occurs upon the Property or any adjacent parcels of real estate that affect the Property or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation; provided however, that to the extent Lender is strictly liable under any such statute, Borrower's obligation to Lender under this indemnity shall likewise be without regard to fault on the part of the undersigned with respect to the violation of law which results in liability to Lender. Borrower further agrees that this indemnity and the representations and warranties contained herein shall continue and remain in full force and effect beyond the term of the Liabilities and shall be terminated only when there is no further obligation of any kind whether in law or equity or otherwise of Lender in connection with any such environmental clean-up costs, environmental liens, or environmental matters involving the Property.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered at Chicago, Illinois, as of the date first above written.

BORROWER:                          ROHN INDUSTRIES, INC.


                                   By:
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                                   Title:
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ATTEST:                            By:
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                                   Title:
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LENDER:                            LaSALLE NATIONAL BANK


                                   By:
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                                   Title:
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